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                                                                   EXHIBIT 10.76


                                 FIRST AMENDMENT
                                     TO THE
              JPE, INC. 1993 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES
           (As Amended and Restated Effective as of November 27, 1995)



         WHEREAS, JPE, Inc. (d/b/a ASC Exterior Technologies, Inc.) (the "Company") has established and maintains the JPE, Inc. 1993 Stock Incentive Plan For Key Employees, as most recently amended and restated effective as of November 27, 1995 (the "Plan"); and

         WHEREAS, pursuant to Section 23 of the Plan, the Company has reserved the right to amend the Plan at any time; and

         WHEREAS, the Company desires to amend the Plan to (i) extend the effectiveness of the Plan through October 6, 2010, (ii) fix the maximum number of shares in the aggregate, and (iii) limit the number of shares that an individual participant may receive to 500,000 shares.

         WHEREAS, the Company will treat this amendment for purposes of the Incentive Options under the Plan as the adoption of a new incentive stock option plan.

         NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the Plan is hereby amended in the following respects, subject to the approval of shareholders of the Company on or prior to October 6, 2001:

         1.   Section 5 of the Plan is hereby amended to read as follows:

              "MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: The maximum number of shares of Common Stock which may be issued under the Plan as to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan is 500,000. The maximum number of shares of Common Stock which may be issued under the Plan as to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan to an individual is 500,000 shares. The number of shares with respect to which a stock appreciation right is granted, but not the number of shares which the Corporation delivers or could deliver to a Participant under exercise of a stock appreciation right, shall be charged against the aggregate number of shares remaining available under the Plan; provided, however, that in



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              the case of a stock appreciation right granted in conjunction with a stock option under circumstances in which the exercise of the stock appreciation right results in termination of the stock option and vice versa, only the number of shares subject to the stock option shall be charged against the aggregate number of shares remaining available under the Plan. If a stock option or stock appreciation right expires or terminates for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of restricted stock are forfeited, the number of shares with respect to which the stock option or stock appreciation right was not exercised at the time of its expiration or termination, and the number of forfeited shares of restricted stock, shall again become available for the grant of stock options or stock appreciation rights or the award of restricted stock under the Plan, unless the Plan shall have been terminated.

              The number of shares subject to each outstanding stock option or stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option, stock appreciation right or restricted stock award."

         2.   Section 23 of the Plan is hereby amended to read as follows:

              "TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on October 6, 2010, and no stock options, stock appreciation rights or restricted stock may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any stock option, stock appreciation right restricted stock outstanding on the date of termination.

              For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 5), change the class




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              of persons eligible to be Participants under the Plan or
              materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Corporation; or (ii) change the stock option price (except as contemplated by Paragraph 5) or alter or impair any stock option, stock appreciation right, or restricted stock which have been previously granted or awarded under the Plan, without the consent of the holder thereof."


         IN WITNESS WHEREOF, the Company has caused this First Amendment to the JPE, Inc. 1993 Stock Incentive Plan For Key Employees (as amended and restated effective as of November 27, 1995) to be executed by its duly authorized officer this 19th day of March, 2001.

                                      JPE, INC.

                                      By:   /s/ Karen A. Radtke
                                            -------------------
                                            Its:    Secretary & Treasurer
                                                    ---------------------


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